UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f) On March 30, 2009, the Compensation Committee of the Board of Directors of AsiaInfo Holdings, Inc. (the “Company”) approved payout amounts to the Company’s Chief Executive Officer (the “CEO”) under the Company’s various non-equity incentive compensation programs (the “ICPs”) for fiscal year 2008. In addition, pursuant to the Company’s ICPs, the CEO reviewed the performance of each of the Company’s executive officers, and determined the appropriate payout amounts for the “named executive officers” (other than the CEO) (as defined by Item 402(a)(3) of Regulation S-K) and other employees for the fiscal year 2008. Details on how payments were calculated under the ICPs for fiscal year 2008 for the Company’s named executive officers are set forth in the Company’s definitive proxy statement related to the Annual Stockholders Meeting to be held on April 21, 2009, as filed with the Securities and Exchange Commission on March 5, 2009 (the “Proxy Statement”). As of the filing of the Proxy Statement, the payment amounts under the ICPs for fiscal year 2008 were not determined and were omitted from the “Non-Equity Incentive Compensation” column of the Summary Compensation Table beginning on page 20 of the Proxy Statement. An updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the named executive officers during fiscal year 2008 is set forth below.

Compensation Paid to Named Executive Officers

The following table sets forth information concerning the compensation earned for services rendered to the Company by each of the named executive officers of AsiaInfo for the fiscal year ended December 31, 2006, 2007 and 2008, respectively:

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)(5)

Steve Zhang, President and Chief Executive Officer	2008	202,149	561,881	338,714	(6)	104,183	(7)	868,213
	2007	177,422	617,565	274,175	(8)	91,325	(9)	1,160,487
	2006	160,000	150,177	222,091		87,450		619,718

Eileen Chu(10), Former Vice President and Chief Financial Officer	2008	114,641	82,618	26,383	(11)	16,928	(12)	214,187
	2007	103,222	92,501	46,559	(13)	11,617		253,899

Yinhu Zhang, Vice President and General Manager of HR & Administration	2008	72,872	85,851	28,902	(14)	27,267		185,990
	2007	66,237	94,772	26,930	(15)	39,388	(16)	227,327
	2006	61,961	19,989	23,814		43,303		149,067

Jian Qi, President and Chief Executive Officer of Lenovo- AsiaInfo Division	2008	89,606	92,979	58,302	(17)	17,005		199,590
	2007	80,652	102,261	53,842	(18)	17,438		254,193
	2006	75,446	24,363	40,340		16,950		157,099

Feng Liu, Vice President and General Manager of R&D of AsiaInfo Technologies Division	2008	88,978	114,062	82,255	(19)	8,038		211,078
	2007	80,087	121,847	65,729	(20)	9,763		277,426
	2006	74,916	30,045	58,909		16,423		180,293

(1)	For 2006, all cash compensation payments, except Steve Zhang’s, are RMB denominated and have been converted to the U.S. dollar at the exchange rate of U.S.$1.00 = RMB7.8087, the exchange rate quoted by Federal Reserve Bank of New York as of December 31, 2006. For 2007, all cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of U.S.$1.00 = RMB7.2946, the exchange rate quoted by Federal Reserve Bank of New York as of December 31, 2007. For 2008, all cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of U.S.$1.00 = RMB6.8225, the exchange rate quoted by Federal Reserve Bank of New York as of December 31, 2008. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.
(2)	The amounts in this column represent the dollar amounts recognized for financial reporting purpose in 2006, 2007 and 2008 in accordance with FAS 123(R). For information on the model and assumptions used to calculate the compensation costs, see Note 21 to the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2008.
(3)	The amounts in this column represent total performance-based compensation earned for services rendered during 2006, 2007 and 2008.
(4)	The amounts in this column include contributions by AsiaInfo for pension, life insurance, and health insurance benefits, housing allowance, home visit allowance, children’s education expenses and dining allowance.
(5)	The amounts in this column for each named executive officer represent the sum of all compensation reflected in the preceding columns.
(6)	Includes $103,939 in non-equity compensation determined by the Compensation Committee and $234,775 under the 2008 PSP.
(7)	Includes $29,127 for housing allowance and $48,750 for children’s education expenses.
(8)	Includes $46,456 in non-equity compensation determined by the Compensation Committee and $227,719 under the 2007 PSP.
(9)	Includes $24,000 for housing allowance and $43,051 for children’s education expenses.
(10)	Ms. Eileen Chu was appointed as our Vice President and Chief Financial Officer, effective as of January 1, 2007. Ms. Chu resigned from that position on January 19, 2009. Ms. Wei Li replaced Ms. Chu as Vice President and Chief Financial Officer of AsiaInfo effective as of January 19, 2009.
(11)	Includes $26,383 under the 2008 EIP.
(12)	Includes $10,559 for housing allowance.
(13)	Includes $25,996 under the 2007 EIP and $20,563 under the 2007 PSP.
(14)	Includes $18,642 under the 2008 EIP and $10,260 under the 2008 PSP.
(15)	Includes $16,648 under the 2007 EIP and $10,282 under the 2007 PSP.
(16)	Includes $24,000 for housing allowance.
(17)	Includes $40,713 under the 2008 LIP and $17,589 under the 2008 PSP.
(18)	Includes $53,842 under the 2007 LIP.
(19)	Includes $45,612 under the 2008 PIP and $36,643 under the 2008 PSP.
(20)	Includes $20,490 under the 2007 PIP and $45,239 under the 2007 PSP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 1, 2009	By:	/s/ Wei Li
	Name:	Wei Li
	Title:	Executive Vice President and Chief Financial Officer